UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 25, 2022

WEX Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hancock Street, Portland, Maine	04101
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code	(207) 773-8171

(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2022, the Board of Directors of WEX Inc. (the “Company”) appointed Jagtar Narula as the Chief Financial Officer of the Company, effective as of May 25, 2022.  Simultaneously with the effectiveness of Mr. Narula’s appointment as Chief Financial Officer on May 25, 2022, Jennifer Kimball, currently the Company’s Interim Chief Financial Officer, principal financial officer, Chief Accounting Officer, and principal accounting officer, will no longer serve as Interim Chief Financial Officer and principal financial officer, but will continue to serve as the Company’s Chief Accounting Officer and principal accounting officer.

Mr. Narula, age 51, is currently the Executive Vice President and Chief Financial Officer of 3D Systems Corporation, a provider of comprehensive 3D printing and digital manufacturing solutions, a position he was appointed to in September 2020.  Prior to that, Mr. Narula served as Senior Vice President, Corporate Strategy and Business Development of Blackbaud, Inc., a provider of cloud software solutions, from April 2017 to September 2020, as Vice President, Corporate Strategy and Business Development from March 2016 to April 2017, as Vice President, Investor Relations and Financial Planning from January 2015 to March 2016, and as Vice President, Financial Planning and Investment Strategy from January 2014 to January 2015. Prior to that, Mr. Narula also held finance leadership positions of increasing responsibility at Xerox Corporation, General Electric Company and Core Capital Partners.

Mr. Narula does not have a family relationship with any of the Company’s officers or directors and has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Narula’s appointment as Chief Financial Officer, Mr. Narula entered into an offer letter with the Company (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Narula will be entitled to an annual base salary of $500,000 and will participate in the Company’s Short-Term Incentive Program with an annual bonus target percentage of 90% of his annual base salary, prorated to his start date. Mr. Narula will also be eligible to participate in the Company’s Long-Term Incentive Plan (“LTIP”), and the amount of the annual target LTIP award for his position as Chief Financial Officer will be $2,050,000. In addition, in connection with Mr. Narula’s appointment as Chief Financial Officer, Mr. Narula will be granted the following special one-time equity awards under the Company’s Amended and Restated 2019 Equity and Incentive Plan, with the grant date for each award estimated to be June 15, 2022 (the “Grant Date”): (1) an equity award in the form of stock options, restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”) in accordance with the Company’s 2022 LTIP grants, with a fair market value on the Grant Date equal to $2,000,000; (2) a PRSU award with a fair market value on the Grant Date equal to $500,000, which will be subject to final scoring and will have the same performance metrics as PRSUs granted in 2021 under the LTIP; and (3) a RSU award with a fair market value on the Grant Date equal to $1,500,000, which will vest at a rate of one half of the total award on each of the first and second anniversaries of the Grant Date. In addition, Mr. Narula will be entitled to participate in the Company’s Executive Severance Pay and Change in Control Plan, a copy of which was filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2019 (File No. 001-32426).  As Chief Accounting Officer, Ms. Kimball’s compensation will remain the same as it was while she served as Interim Chief Financial Officer, which compensation was set forth in an offer letter dated December 30, 2021, a copy of which was filed as Exhibit 10.68 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2022.

The foregoing description of Mr. Narula’s Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 26, 2022, the Company issued a press release announcing the appointment of Mr. Narula. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this item, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified as being incorporated into it by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated April 20, 2022, between WEX Inc. and Jagtar Narula

99.1	Press release of WEX Inc. dated April 26, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2022

WEX Inc.

By:	/s/ Melissa Smith
Name:	Melissa Smith
Title:	Chief Executive Officer